EXHIBIT 10.2
                            STOCKHOLDERS' AGREEMENT

     This Stockholders' Agreement is made as of April 4, 2000, by and among DeNora New Energy Investments B.V., a company established under the laws of The Netherlands and the parent company of DeNora Fuel Cells, S.p.A. ("DN"), Arthur
D. Little, Inc., a Massachusetts corporation ("ADL"), Amerada Hess Corporation, a Delaware corporation ("Hess" and, together with ADL and DN, the "Stockholders"), and Epyx Corporation, a Delaware corporation ("Epyx").


                              W I T N E S S E T H:

     WHEREAS, the Stockholders desire to provide for certain matters with respect to their ownership of common stock of New DeNora Epyx Corporation (formerly, Epyx Corporation, "New DeNora Epyx"), as well as for the management and operations of New DeNora Epyx.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.  DEFINITIONS

     The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used herein without definition shall have the meaning ascribed to such terms in that certain Investment and Exchange Agreement dated as of the date hereof by and among DN, DeNora Fuel Cells, S.p.A., ADL and Epyx (the "Investment Agreement").

     An "Affiliate" of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

     "Board" means the Board of Directors of New DeNora Epyx.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Common Stock, par value $.01 per share, of New DeNora Epyx, issued in accordance with and subject to the terms of the Certificate of Incorporation of New DeNora Epyx, and any other common equity securities now or hereafter issued by New DeNora Epyx, together with any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).


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     "Controlling Person" has the meaning set forth in Section 4.4.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Holder" has the meaning set forth in Section 4.1.

     "Person" means an individual, a corporation, an association, a partnership, a limited liability company, an estate, a trust, and any other entity or organization, governmental or otherwise.

     "Registrable Securities" has the meaning set forth in Section 4.2.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

     "Selling Holder" has the meaning set forth in Section 4.4.

     "Stock" means Common Stock and any other equity securities of New DeNora Epyx.

     "Transfer" means any direct or indirect offer, transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in, conveyance of a beneficial ownership or other right in, or other disposal or attempted disposal of all or any portion of a security or of any rights. "Transferred" means the accomplishment of a Transfer, and "Transferee" means the recipient of a Transfer.

ARTICLE II.  ELECTION OF DIRECTORS OF NEW DENORA EPYX

     2.1 Voting of Shares for Election of Directors of New DeNora Epyx.

          (a) With respect to each election or removal of members of the Board (including, without limitation, any replacement members), whether at an annual or special meeting of stockholders or by written consent of stockholders, each of the Stockholders agrees to vote its Stock (and any shares of Stock over which it exercises voting control) and to take such other action as may be necessary to fix the number of Directors of New DeNora Epyx at eight (8), as indicated below, and to cause and maintain the nomination and election to the Board and to keep in office as such:

               (i) four (4) persons designated from time to time by DN (the "DN Directors");

               (ii) three (3) persons designated from time to time by ADL (the "ADL Directors"); and

               (iii) one (1) person designated from time to time by Hess (the "Hess Director").


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          (b) New DeNora Epyx shall nominate the DN Directors, the Hess
     Director and the ADL Directors for election to the Board. Each of DN, ADL and Hess further agrees to place at least one of the DN Directors, the Hess Director and one of the ADL Directors on each committee of the Board. The Chairman of the Board shall be nominated by ADL, subject to the approval of DN. The Chief Executive Officer of New DeNora Epyx shall be nominated by ADL, subject to the approval of DN, provided that upon the selection of a Chief Executive Officer, such officer shall become a member of the Board and will be one of the three ADL Directors.

     2.2 Vacancies; Removal. Each of the Stockholders agrees to vote its Stock (and any shares of Stock over which it exercises voting control), to the extent required by Section 2.1, in such manner as shall be necessary or appropriate so as to ensure that any vacancy occurring for any reason in the Board shall be filled so as to constitute the Board in accordance with Section 2.1 above. The DN Directors only may be removed by DN, the Hess Director only may be removed by Hess and the ADL Directors only may be removed by ADL, provided that each of DN, Hess and ADL agrees to vote for the removal of any director upon the request of the party which designated such director and for the election to the Board of a substitute director designated by such party.

     2.3 Meetings; Expenses. The Board shall hold such number of meetings as shall be determined by the Board. A quorum shall consist of four (4) Directors, at least two of which shall be DN Directors and two of which shall be ADL Directors. Meetings of the Board shall be convened in accordance with the by-laws of New DeNora Epyx (attached hereto as Exhibit A), provided that in any case a Board meeting shall be convened upon written request of at least two (2) Directors, one of which is a DN Director and one of which is an ADL Director. In such case, written notice of such meeting shall be delivered to each of the other Directors at least seven (7) business days prior to the date of the proposed meeting. In the event that the Hess Director is unavailable for any meeting of the Board, Hess shall have the right to designate an alternate Director for any such meeting, and such alternate Director shall have the same rights, duties and obligations as the Hess Director. All Directors shall, subject to reasonable substantiation and documentation be entitled to reimbursement of out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof or otherwise incurred in performing his or her duties as a director of New DeNora Epyx (including, without limitation, reasonable travel, lodging, meals and communication expenses).

     2.4 Deadlock.

          (a) If the Board, after a reasonable period of discussion at a duly constituted meeting or meetings thereof, is unable to resolve any issue before them, the resolution of which is necessary for the continued operation of the Business in a commercially reasonable manner and/or the Board is unable to agree upon any matter requiring special Board approval pursuant to Section 3.3 below, a Special Meeting of the Board to further consider the issue shall be scheduled and consideration of the matter shall be suspended until such Special Meeting which shall meet within seven (7) days to discuss the matter.


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          (b) If the Board, after a reasonable period of discussion at a
     Special Meeting called pursuant to Section 2.4(a), are unable to resolve the issue that necessitated such meeting, (i) a subsequent Special Meeting to further consider the issue shall be scheduled, (ii) consideration of the matter shall be suspended until such Special Meeting and (iii) the chief executive officers of DN, Hess and ADL (the "Senior Deadlock Committee") shall meet within twenty (20) days to discuss the matter. At the subsequent Special Meeting to discuss the issue, the Senior Deadlock Committee shall make a report to the Board, and the Board shall adopt any proposal agreed to unanimously by all members of the Senior Deadlock Committee.

          (c) During any period in which a deadlock continues, the Board shall continue to conduct the Business in good faith and to the best of their abilities consistent with past practices and the then current Operating Plan.

ARTICLE III.  COVENANTS OF NEW DENORA EPYX

     3.1 Financial and Other Information.

          (a) Accounts and Reports. New DeNora Epyx will maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied.

          (b) Annual, Quarterly and Monthly Financial Statements. New DeNora Epyx will deliver to each Stockholder: (i) within ninety (90) days after the end of each fiscal year, financial statements of New DeNora Epyx and its subsidiaries, if any, prepared in reasonable detail and in accordance with generally accepted accounting principles consistently applied, and certified by the principal financial officer of New DeNora Epyx that they are true and accurate in all material respects as of their respective dates, and (ii) copies of all financial statements and reports which New DeNora Epyx shall send to its stockholders or file with the Securities and Exchange Commission or any stock exchange on which any securities of New DeNora Epyx may be listed. New DeNora Epyx also will deliver to each such holder (x) within forty-five (45) days after the end of the first three quarters of each fiscal year, a copy of the consolidated balance sheet of New DeNora Epyx as of the end of such quarter and consolidated statements of income and of cash flows of New DeNora Epyx for the fiscal quarter and for the portion of the fiscal year ending on the last day of such quarter, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year, and (y) within twenty (20) days after the end of each calendar month, a copy of the consolidated balance sheet of New DeNora Epyx as of the end of such month and consolidated statements of income and of cash flows of New DeNora Epyx for such month and for the portion of the fiscal year ending on the last day of such month, each of the foregoing balance sheets and statements to set forth in comparative form the corresponding figures for the same period of the prior fiscal year; provided, however, that such financials may be subject to year-end adjustments and need not contain all footnotes required under generally accepted accounting principles, and to be certified, subject to normal year-end audit adjustments, by the principal financial officer of New DeNora Epyx that they are true and accurate in all material respects as of their respective dates.


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          (c) Operating Plan. The Operating Plan shall be revised at least annually or otherwise as directed by the Board. The adoption of the revised operating plan to supersede the Operating Plan shall be effective as and when approved by the Required Percentage (as defined below) of the Board.

          (d) Visits and Discussions. New DeNora Epyx will permit each Stockholder and its authorized representatives, at all reasonable times during normal business hours and as often as reasonably requested, to visit and inspect, at the expense of such Stockholder, any of the properties of New DeNora Epyx, including its books and records and lists of security holders, and to make extracts therefrom and to discuss the affairs, finances and accounts of New DeNora Epyx with its officers.

          (e) Confidentiality. Each Stockholder agrees to treat all non-public information provided to it by New DeNora Epyx, including without limitation all financial and other information provided to any such Stockholder pursuant to this Section 3.1, as confidential and will not convey any such information to any Person (other than such Stockholder's Affiliates, accountants, legal counsel and other similar representatives) without the prior written consent of New DeNora Epyx. The foregoing obligation of confidentiality shall not apply to information (i) which later becomes part of the public domain (other than as a result of a violation of this Section 3.1(e) by any such Stockholder); (ii) which is required to be disclosed to the extent necessary to enforce this Agreement; or (iii) which is required to be disclosed by law or governmental order or regulation, or subpoena or other legal process, provided that such Stockholder notifies New DeNora Epyx as soon as practicable prior to such disclosure, cooperates with New DeNora Epyx to preserve the confidentiality of such information, and uses commercially reasonable efforts to limit any such disclosure to the minimum disclosure necessary to comply with such law or governmental order or regulation, or subpoena or other legal process.

     3.2 Dealings with Affiliates and Others. New DeNora Epyx covenants that it shall not, without the prior approval of an absolute majority of the Board, enter into any transaction (including without limitation the purchase, sale, rental or exchange of any property or services, or any loans, advances or guarantees) with any stockholder, director, officer, agent, partner, employee or affiliate of New DeNora Epyx or any of its stockholders, other than upon fair and reasonable terms no less favorable to New DeNora Epyx than would be obtained in a comparable arms-length transaction with any other Person not so affiliated with New DeNora Epyx.

     3.3 Actions Requiring Special Board Approval.

          (a) Without the prior approval of the Required Percentage (as defined below) of the Board, acting by resolution at a duly called regular or special meeting of the Board or acting by written consent, New DeNora Epyx shall not:

               (i) merge or consolidate New DeNora Epyx with any other Person, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions) all, or substantially all, of its assets or capital stock (whether now owned or hereinafter acquired) or sell, assign or otherwise dispose of (whether in one transaction or in a series of transactions) any asset or group of assets which is material to the business or operations of New DeNora Epyx, or agree to do any of the foregoing, except for sales or other dispositions of assets in the ordinary course of business;

               (ii) amend the Certificate of Incorporation or By-laws of New DeNora Epyx;

               (iii) sell or issue to any Person any capital stock of New DeNora Epyx except pursuant to this Agreement or any approved stock option or other equity participation plan, or agree to do either of the foregoing;

               (iv) redeem, purchase or otherwise acquire for value any Common Stock or any other capital stock New DeNora Epyx except for repurchases of Common Stock pursuant to the terms of any approved stock option or other equity participation plan within the normal operation of such plan, or agree to do any of the foregoing;

               (v) declare or pay any dividend on any capital stock of New DeNora Epyx;

               (vi) liquidate, dissolve or commence proceedings in bankruptcy;

               (vii) approve the Operating Plan; or

               (viii) designate the individual to represent New DeNora Epyx in the shareholders meeting of DNFC and the instructions to be granted to such representative to vote at such meeting.

          (b) For purposes of this Section 3.3, "Required Percentage" shall mean: (i) seventy-five percent (rounded up to the nearest whole number) of the Board as long as the number of directors on the Board is eight (8) or less and (ii) sixty-six and two-thirds percent (rounded up to the nearest whole number) of the Board as long as the number of directors on the Board is nine (9) or more.

          (c) To the extent that any of the matters listed in Section 3.3(a) also require approval by the stockholders of New DeNora Epyx pursuant to the General Corporation Law of the State of Delaware or any other applicable law, such approval shall require the prior approval of sixty-six and two-thirds percent of the shares of Common Stock then outstanding, acting by resolution at a duly called regular or special meeting of the stockholders of New DeNora Epyx or acting by written consent.

     3.4 Access to Public Capital Market. New DeNora Epyx shall use commercially reasonable efforts to access the public capital market no later than December 31, 2000.

     3.5 Funding of Operations. The operations of New DeNora Epyx shall be funded in accordance with the provisions of Section 7.4 of the Investment Agreement.


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ARTICLE IV.  REGISTRATION RIGHTS

     4.1 "Piggy-Back" Registration Rights. If at any time or times after the Closing Date, New DeNora Epyx shall determine or be required to register any shares of its Common Stock for sale under the Securities Act (whether in connection with a public offering of securities by New DeNora Epyx (a "primary offering"), a public offering of securities by stockholders of New DeNora Epyx (a "secondary offering"), or both, but not in connection with a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable), New DeNora Epyx will promptly give written notice (but in no event less than 30 days before the anticipated filing date) thereof to DN, Hess and ADL and any other Person to whom New DeNora Epyx has granted "piggy-back" registration rights with respect to the Common Stock (referred to for purposes of this Article IV collectively as the "Holders" and individually as a "Holder ) and such notice shall offer, subject to the terms and conditions hereof, each such Holder the opportunity to register such Registrable Securities (as hereinafter defined) as such Holder may request on the same terms and conditions as the securities proposed to be sold by New DeNora Epyx or any other Holder in such offering. If within 30 days after the delivery of such notice by New DeNora Epyx one or more Holders of Registrable Securities request in a writing delivered to New DeNora Epyx the inclusion of some or all of the Registrable Securities (but not any other securities) held by them in such registration, New DeNora Epyx will use its best efforts to effect the registration under the Securities Act of all such Registrable Securities. In the case of the registration of shares of Common Stock by New DeNora Epyx in connection with an underwritten public offering, (i) New DeNora Epyx shall not be required to include any Registrable Securities in such underwriting unless the Holders thereof accept the terms of the underwriting as agreed upon between New DeNora Epyx and the underwriter or underwriters selected by it, and (ii) if the underwriter(s) determines that marketing factors require a limitation on the number of Registrable Securities to be offered, New DeNora Epyx shall not be required to register Registrable Securities of the Holders in excess of the amount, if any, of shares of the capital stock which the principal underwriter of such underwritten offering shall reasonably and in good faith agree to include in such offering in excess of any amount to be registered for New DeNora Epyx. In the event of any such limitation, the first shares to be included in such registration shall be any shares to be registered for the benefit of New DeNora Epyx and thereafter any shares which any other Holders have requested to be registered shall be included on a pro rata basis, based upon their respective holdings of Registrable Securities. All expenses relating to the registration and offering of Registrable Securities pursuant to this
Section 4.1 (including the reasonable fees and expenses of not more than one independent counsel for the Holders) shall be borne by New DeNora Epyx, except that the Holders shall bear underwriting and selling commissions attributable to their Registrable Securities being registered and any transfer taxes on shares being sold by such Holders.

     4.2 Registrable Securities. For the purposes of this Article IV, the term "Registrable Securities" and any and all references to Registrable Securities held by any Person shall mean any shares of Common Stock purchased by, or issued to, a Stockholder prior to, at or after the Closing, and shall also mean shares of Common Stock issuable pursuant to the exercise of warrants, options or other convertible or exchangeable security, to the extent then exercisable, notwithstanding that any such warrant, option or other convertible security has not been exercised; provided, however, that any Common Stock that is sold in a registered sale pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144 thereunder, or that may be sold without restriction (including volume limitations) pursuant to Rule 144(k) under the Securities Act (as confirmed by an unqualified opinion of counsel to New DeNora
Epyx), shall not be deemed to be Registrable Securities.

     4.3 Further Obligations of New DeNora Epyx. Whenever under Section 4.1 New DeNora Epyx is required hereunder to register any Registrable Securities, it agrees that it shall also do the following:

          (a) Use its best efforts (with due regard to the management of the ongoing business of New DeNora Epyx) diligently to prepare and file with the Commission a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the lesser of (i) 180 days (or 120 days in the case of registration on Form S-3) or (ii) the period necessary to complete the proposed public offering;

          (b) Furnish to each selling Holder such copies of each preliminary and final prospectus and such other documents as such Holder may reasonably request to facilitate the public offering of its or his Registrable Securities;

          (c) Enter into any reasonable underwriting agreement required by the proposed underwriter for the selling Holders, if any, in such form and containing such terms as are customary; provided, however, that no Holder shall be required to make any representations or warranties other than with respect to its title to the Registrable Securities and any written information provided by the Holders to New DeNora Epyx, and if the underwriter requires that representations or warranties be made, New DeNora Epyx shall make all such representations and warranties relating to New DeNora Epyx reasonably required by such underwriter;

          (d) Use its reasonable best efforts to register or qualify the securities covered by said registration statement under the securities or "blue-sky" laws of such jurisdictions as any selling Holders may reasonably request, provided that New DeNora Epyx shall not be required to register or qualify the securities in any jurisdictions which require it to qualify to do business or subject itself to general service of process therein;

          (e) Immediately notify each selling Holder, at any time when a prospectus relating to such Holder's Registrable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of any such selling Holder, prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;


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          (f) Cause all such Registrable Securities to be listed on each securities exchange or quoted in each quotation system on which similar securities issued by New DeNora Epyx are then listed or quoted (or, in the case of New DeNora Epyx's initial public offering, such exchange or quotation system as New DeNora Epyx may determine);

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission and make generally available to its security holders, in each case as soon as practicable, but not later than 45 days after the close of the period covered thereby (90 days in case the period covered corresponds to a fiscal year of New DeNora Epyx), an earnings statement of New DeNora Epyx which will satisfy the provisions of Section 9(a) of the Securities Act;

          (h) Obtain and furnish to each selling Holder, immediately prior to the effectiveness of the registration statement (and, in the case of an underwritten offering, at the time of delivery of any Registrable Securities sold pursuant thereto), a cold comfort letter from New DeNora Epyx's independent public accountants in the same form and covering the same matters as is typically delivered to underwriters and, in the event that an underwriter or underwriters have been retained in connection with such registration, such cold comfort letter to be provided to the selling Holders shall be the same cold comfort letter delivered to such underwriter or underwriters; and

          (i) Otherwise cooperate with the underwriter or underwriters, the Commission and other regulatory agencies and take all actions and execute and deliver or cause to be executed and delivered all documents necessary to effect the registration of any Registrable Securities under this
     Article IV.

     4.4 Indemnification; Contribution.

          (a) Incident to any registration statement referred to in this
     Article IV, and subject to applicable law, New DeNora Epyx will indemnify and hold harmless each underwriter, each Holder who offers or sells any such Registrable Securities in connection with such registration statement (including its partners (including partners of partners and stockholders of such partners), and directors, officers, employees and agents of any of them (a "Selling Holder"), and each person (a "Controlling Person") who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Indemnified Persons"), from and against any and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement (including any related preliminary or definitive prospectus, or any amendment or supplement to such registration statement or prospectus),
     (ii) any omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any violation by New DeNora Epyx of the Securities Act,


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     any state securities or "blue sky" laws or any rule or regulation thereunder in connection with such registration; provided, however, that New DeNora Epyx will not be liable to the extent that such loss, claim, damage, expense or liability arises from and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished in writing to New DeNora Epyx by such Indemnified Person expressly for use in such registration statement (in such Person's capacity as a shareholder of New DeNora Epyx and not in its capacity as an officer or director of New DeNora Epyx and which such information relates to such Person's capacity as a shareholder). With respect to such untrue statement or omission or alleged untrue statement or omission in the information furnished in writing to New DeNora Epyx by any Selling Holder expressly for use in such registration statement (in such Person's capacity as a shareholder of New DeNora Epyx and not in its capacity as an officer or director of New DeNora Epyx and which such information relates to such Person's capacity as a shareholder), such Selling Holder will indemnify and hold harmless each underwriter, New DeNora Epyx (including its directors, officers, employees and agents), each other Selling Holder (including its partners (including partners of partners and stockholders of such partners) and directors, officers, employees and agents of any of them), and each person who controls any of them within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, expenses and liabilities, joint or several, to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise to the same extent provided in the immediately preceding sentence. In no event, however, shall the liability of a Selling Holder for indemnification under this Section 4.4(a) in its capacity as such (and not in its capacity as an officer or director of New DeNora Epyx) exceed the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement.

          (b) If the indemnification provided for in Section 4.4(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, expenses or liabilities referred to therein, then each indemnifying party under this Section 4.4, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by New DeNora Epyx, the other Selling Holders and the underwriters from the offering of the Registrable Securities or
     (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of New DeNora Epyx, the other Selling Holders and the underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative benefits received by New DeNora Epyx, the Selling Holders and the underwriters shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by New DeNora Epyx and the Selling Holders and the underwriting discount received by the underwriters, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the Registrable Securities. The relative fault of New DeNora Epyx, the

     Selling Holders and the underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by New DeNora Epyx, the Selling Holders or the underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     New DeNora Epyx, the Selling Holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this Section 4.4(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In no event, however, shall a Selling Holder be required to contribute any amount under this Section 4.4(b) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total Registrable Securities sold under such registration statement which are being sold by such Selling Holder or (ii) the proceeds received by such Selling Holder from its sale of Registrable Securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (c) The amount paid by an indemnifying party or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 4.4 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, payable as the same are incurred. The indemnification and contribution provided for in this
     Section 4.4 will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified parties or any officer, director, employee, agent or controlling person of the indemnified parties.

     4.5 Rule 144 and 144A Requirements. If New DeNora Epyx becomes subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, New DeNora Epyx will use its best efforts thereafter to file with the Commission such information as is specified under either of said Sections for so long as DN, Hess or ADL are Holders of Registrable Securities; and in such event, New DeNora Epyx shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor or similar exemptive rules hereafter in effect). New DeNora Epyx shall furnish to each of DN, Hess and ADL upon request a written statement executed by New DeNora Epyx as to the steps it has taken to comply with the current public information requirement of Rule 144 or Rule 144A or such successor rules.

     4.6 Market Stand-Off. Each of DN, Hess and ADL agrees, if requested by New DeNora Epyx and an underwriter of Common Stock of New DeNora Epyx (provided that all Holders have been so requested), not to sell or otherwise transfer or dispose of any Common Stock held by it for such period, not to exceed 180 days following the effective date of any registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 or any other similar rule of the Commission under the Securities Act is applicable) of New DeNora Epyx filed under the

Securities Act as New DeNora Epyx or such underwriter shall specify reasonably and in good faith.

ARTICLE V.  MISCELLANEOUS PROVISIONS

     5.1 Restrictions on Transfer. No Stockholder shall Transfer any Stock without the prior written consent, which consent shall not be unreasonably withheld, of the other Stockholders except (i) pursuant to Article IV hereof;
(ii) in connection with any pledge to any of such Stockholder's lenders; (iii) ADL may Transfer shares of Common Stock to Hess pursuant to the Investment Agreement between ADL and Hess dated as of March 30, 2000; and (iv) any Stockholder may Transfer, in one or more transactions, up to an aggregate of ten percent (10%) of the outstanding shares of Common Stock, provided that each Transferee is a financial or investment institution which is in good standing with the applicable regulatory authorities and is in compliance with the applicable laws and regulations. Notwithstanding any provision of this Section
5.1 to the contrary, no Stockholder may Transfer any shares of Stock unless the Transferee agrees in writing to be bound by the provisions of this Section 5.1. The provisions of this Section 5.1 shall terminate automatically and will be of no further force and effect upon the closing of an IPO (as defined in Section
5.10 below). In the event that at October 15, 2000, the Stockholders determine that an IPO will not be completed by December 31, 2000 for any reason, the Stockholders agree to renegotiate in good faith the provisions of this Section 5.1.

     5.2 Legend on Securities. The Stockholders acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder held at any time by the Stockholders:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO (1) A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR
(2) AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES. THESE SECURITIES ARE ALSO SUBJECT TO THE PROVISIONS OF A CERTAIN STOCKHOLDERS' AGREEMENT, DATED AS OF APRIL 4, 2000, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER SET FORTH THEREIN. A COMPLETE AND CORRECT COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.

     5.3 Amendment and Waiver. Any party may waive any provision hereof intended solely for its benefit in writing. No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof. Except as otherwise expressly provided herein, the remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law or in equity or otherwise. This Agreement may not be amended without the prior written consent of each of the parties hereto.

     5.4 Notices. All notices and other communications shall be in writing and shall be deemed given if delivered by hand, sent via facsimile, sent via a reputable nationwide courier service or mailed by registered mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered, the date on which receipt of the facsimile is acknowledged, the next business day following the date on which so sent or on the third business day following the date on which so mailed, as the case may be:

     If to DN:
              Herengracht 548
              Postbus 990
              1000AZ Amsterdam, The Netherlands
              Attention: Managing Board of Directors
              Facsimile: +31.20.625.8274

     with a copy to:
              Avv. Giuseppe Cambareri
              Via dei Giardini 10
              20121 Milano, Italy
              Facsimile: +39.02.6555.152

     If to ADL:
              Acorn Park
              Cambridge, MA 02140
              Attention: General Counsel
              Facsimile: (617) 498-7116

     If to Hess:
              1185 Avenue of the Americas
              New York, NY 10036
              Attention: General Counsel
              Facsimile: (212) 536-8241

     If to New DeNora Epyx:
              Acorn Park
              Cambridge, MA 02140
              Attention: Chief Operating Officer
              Facsimile: (617) 498-6655

     5.5 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     5.6 Counterparts. This Agreement may be executed in one or more counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

     5.7 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     5.8 Entire Agreement. This Agreement and the other agreements contemplated hereby are intended by the parties as a final expression of their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement and the other agreements contemplated hereby (including the exhibits hereto) supersede all prior agreements and understandings between the parties with respect to such subject matter. The Stockholders agree that in the event of any inconsistencies between the by-laws of New DeNora Epyx and the provisions of this Agreement, the latter shall prevail. No amendment to the by-laws of New DeNora Epyx shall be deemed an amendment of this Agreement, in whole or in part, so that no right or obligation of the parties with respect to any matters covered by this Agreement shall be affected thereby.

     5.9 Law Governing. This Agreement shall be construed and enforced in accordance with and governed by the laws of The Commonwealth of Massachusetts (without giving effect to principles of conflicts of law). Any controversy, claim or dispute arising out of or relating to this Agreement, the Investment Agreement or any other agreement or instrument delivered in connection therewith shall be submitted to and resolved exclusively by arbitration in accordance with the rules of the American Arbitration Association in effect on the date thereof. Judgment upon the award rendered by the arbitrator(s) in accordance with said rules may be entered and enforced in any court of competent jurisdiction and, for such purpose, each party hereby waives trial by jury in any action relating thereto and consents to the jurisdiction of any Massachusetts court (federal or state). Any such arbitration proceedings shall be held in Boston, Massachusetts.

     5.10 Termination upon Initial Public Offering. This Agreement automatically shall, except as provided in the following sentence, automatically terminate and be of no further force or effect upon the closing of an underwritten initial public offering of New DeNora Epyx pursuant to an effective registration statement covering the offer and sale to the public of a number of shares equal to at least ten percent (10%) of the shares of Common Stock outstanding prior to such offering (an "IPO"). Notwithstanding the preceding sentence, Article IV and Sections 3.1(e) and 5.9 hereof shall survive such termination.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            DENORA NEW ENERGY INVESTMENTS B.V.
                                            (presently ANDROMA B.V.)


                                            By: /s/ Mauro Saponelli
                                               ---------------------------------
                                               Mauro Saponelli
                                               Managing Director

                                            EPYX CORPORATION


                                            By: /s/ Mark A. Brodsky
                                               ---------------------------------
                                               Mark A. Brodsky
                                               President


                                            ARTHUR D. LITTLE, INC.


                                            By: /s/ Mark A. Brodsky
                                               ---------------------------------
                                               Mark A. Brodsky
                                               Executive Vice President


                                            AMERADA HESS CORPORATION


                                            By: /s/ John A. Gartman
                                               ---------------------------------
                                               Name:  John A. Gartman
                                               Title: Sr. Vice President